Exhibit 99.1

Safeway Inc. Completes Spin-Off of Blackhawk Network Holdings, Inc.

PLEASANTON, CA — (Marketwired) — 04/14/14 — Safeway Inc. (NYSE: SWY) today completed the distribution to its stockholders of 37,838,709 shares of Class B common stock of Blackhawk Networks Holdings, Inc. (NASDAQ: HAWKB) owned by Safeway. After the completion of the distribution, Safeway no longer owns any shares of Class B common stock of Blackhawk.

The distribution by Safeway was made today, in the form of a pro rata common stock dividend, of its Class B common stock equity interest in Blackhawk to all Safeway stockholders of record on April 3, 2014. Safeway stockholders have received 0.164291 of a share of Blackhawk Class B common stock, in book-entry form, for every share of Safeway common stock held as of the close of business on April 3, 2014. No fractional shares of Blackhawk Class B common stock were distributed. Instead, Safeway stockholders will receive cash in lieu of any fraction of a share of Blackhawk Class B common stock that they otherwise would have received.

Starting on April 15, 2014, the when-issued market for Safeway common stock on the New York Stock Exchange (previously trading under the symbol “SWYWI” or “SWY-WI” on certain websites) will no longer be available and the “regular way” market for Safeway will be trading “ex” or, in other words, without the entitlement of the shares of Blackhawk Class B common stock.

About Safeway Inc.

Safeway Inc., which operates Safeway, Vons, Pavilions, Randalls, Tom Thumb, and Carrs stores, is a Fortune 100 company and one of the largest food and drug retailers in the United States with sales of $36.1 billion in 2013. The company operates 1,335 stores in 20 states and the District of Columbia, 13 distribution centers and 20 manufacturing plants, and employs approximately 138,000 employees. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY. For more information, please visit www.Safeway.com.

Forward-Looking Statements

This press release contains certain forward-looking statements about the proposed spin-off of Blackhawk by Safeway. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. These statements are indicated by words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “estimates” and “is.” No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Safeway nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Safeway’s control. Safeway undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Safeway’s most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission (“SEC”).

Additional Information About the Albertsons Acquisition and Where to Find it

This press release does not constitute a solicitation of any vote or approval in respect of the proposed merger transaction involving Safeway and Albertsons (the “Merger”). In connection with the Merger, Safeway intends to file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. Stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents we file with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction will be set forth in the proxy statement. You can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 1, 2013.

For Safeway:

Investors:

Christiane Pelz 1 (925) 467-3832

Media:

Teena Massingill 1 (925) 467-3810